EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


      We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 25, 2006, which appears on page 15 of the annual report on Form 10-KSB of CorVu Corporation and Subsidiaries for the year ended June 30, 2006.


                                        /s/ VIRCHOW, KRAUSE & COMPANY, LLP



Minneapolis, Minnesota
November 3, 2006